Exhibit 99.1

GUIDEWIRE SOFTWARE ANNOUNCES CFO TRANSITION

Richard Hart to transition to Chief Strategy Officer; Curtis Smith to become Chief Financial

Officer effective in early March 2018

FOSTER CITY, Calif., January 9, 2018 – Guidewire Software, Inc. (NYSE: GWRE), a provider of software products to Property & Casualty insurers, today announced a management transition in its finance and business development leadership. The Company’s previously announced guidance, which it provided when it announced financial results on November 29, 2017, remains unchanged.

Guidewire announced that Richard Hart, its Chief Financial Officer, will transition to a new role of Chief Strategy Officer, on or about March 6, 2018. In this capacity, Mr. Hart will report to Marcus Ryu and will take a leadership role focusing on Guidewire’s strategic growth initiatives.

“Richard’s leadership of the finance and investor relations functions have been invaluable to Guidewire,” said Mr. Ryu, “and I am grateful to have him transition into an executive role that will leverage his expertise as an advisor to software companies with the deep understanding of our business developed over three years as our CFO. Significant capital investment is accelerating the pace of technology-driven change in the global P&C insurance industry, and Guidewire has more strategic opportunities and competitive challenges than ever before. Richard’s new role will focus on ensuring we make the right strategic choices and afford him the greater flexibility he needs to fulfill his personal obligations.”

Succeeding Mr. Hart will be Curtis Smith, who has been an active software finance professional for twenty years, the last seven as Chief Financial Officer for Keynote Systems, Inc. and Infusion Software, Inc., two cloud-based software companies, and, prior to that, as a finance and strategic advisor to the software industry.

“I am also pleased to welcome Curtis to Guidewire,” said Mr. Ryu. “In addition to his expertise as a former technology banker and operational CFO, Curtis will bring highly relevant experience to bear in continuing our transition to a cloud-based business.” Mr. Smith will begin his employment on February 1st and assume the role of CFO on or about March 6th, following the filing of Guidewire’s quarterly report on Form 10-Q for the quarter ending January 31, 2018.

About Guidewire Software

Guidewire delivers the software that Property and Casualty (P&C) insurers need to adapt and succeed in a time of rapid industry change. We combine three elements — core operations, data and analytics, and digital engagement — into a technology platform that enhances insurers’ ability to engage and empower their customers and employees. More than 300 P&C insurers around the world have selected Guidewire. For more information, please visit http://www.guidewire.com/. Follow us on twitter: @Guidewire_PandC.

Cautionary Language Concerning Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding Guidewire’s financial outlook and second quarter revenue performance, the performance of its leadership team, sales trends and opportunities, and timing of financial results. These forward-looking statements are made as of the date they were first issued and were based on current expectations, estimates, forecasts and projections as well as the beliefs and assumptions of management. Words such as “expect,” “anticipate,” “should,” “believe,” “hope,” “target,” “project,” “goals,” “estimate,” “potential,” “predict,” “may,” “will,” “might,” “could,” “intend,” variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond Guidewire’s control. Guidewire’s actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to, risks detailed in Guidewire’s most recent Forms 10-K and 10-Q filed with the Securities and Exchange Commission as well as other documents that may be filed by Guidewire from time to time with the Securities and Exchange Commission. In particular, the following factors, among others, could cause results to differ materially from those expressed or implied by such forward-looking statements: the market for Guidewire’s software may develop more slowly than expected or than it has in the past; quarterly and annual operating results may fluctuate more than expected; seasonal and other variations related to Guidewire’s revenue recognition may cause significant fluctuations in its results of operations and cash flows; Guidewire’s reliance on sales to and renewals from a relatively small number of large customers for a substantial portion of its revenues; Guidewire’s services revenues produce lower gross margins than its license and maintenance revenues; assertions by third parties that Guidewire violates their intellectual property rights could substantially harm Guidewire’s business; Guidewire faces intense competition in its market; weakened global economic conditions may adversely affect the P&C insurance industry including the rate of information technology spending; Guidewire’s product development and sales cycles are lengthy; the risk of losing key employees; changes in foreign exchange rates; general political or destabilizing events, including war, conflict or acts of terrorism; and other risks and uncertainties. Past performance is not necessarily indicative of future results. The forward-looking statements included in this press release represent Guidewire’s views as of the date of this press release. The management of the company anticipates that subsequent events and developments will cause its views to change. Guidewire undertakes no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing Guidewire’s views as of any date subsequent to the date of this press release.

NOTE: Guidewire, Guidewire Software, Guidewire ClaimCenter, Guidewire PolicyCenter, and Guidewire BillingCenter are registered trademarks of Guidewire Software, Inc. in the United States and/or other countries.

Investor Relations Contact:

ICR, LLC

Garo Toomajanian, +1 650-357-5282

ir@guidewire.com

or

Media Contact:

Guidewire Software, Inc.

Diana Stott, +1 650-356-4941

dstott@guidewire.com